EXHIBIT 13.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
FEDERAL SIGNAL CORPORATION
We consent to the incorporation, by reference, in the Registration Statement (Form S-8 filed December 28, 1990, and its amendments) to our reports on the latest annual reports with respect to the financial statements and schedule of the Federal Signal Corporation Retirement Savings Plan included in the Annual Report (Form 11-K) for the years ended December 31, 2010 and 2009.
/s/ MAYER HOFFMAN McCANN P.C.
Chicago, Illinois
June 29, 2011